As filed with the Securities and Exchange Commission on January 4, 2011
Registration No. 333-135664

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2
on
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OSTEOLOGIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)
32-0104570
(I.R.S. Employer Identification Number)
4415 Cox Road
Glen Allen, VA 23060
Phone: (804) 747-6027
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip J. Young
President and Chief Executive Officer
4415 Cox Road
Glen Allen, VA 23060
Phone: (804) 747-6027
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen B. Thau
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304
Phone: (650) 813-5640

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
On July 10, 2006, Osteologix, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2, Registration No. 333-135664 (the “Registration Statement”), for the resale by the selling stockholders of up to 10,100,266 shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”). The Registrant files this Post-Effective Amendment No. 2 to the Registration Statement and hereby deregisters all shares of the Common Stock unissued under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glen Allen, state of Virginia on this 4th day of January 2011.

OSTEOLOGIX, INC.
By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ John M. Barberich John M. Barberich	Chairman and Director	January 4, 2011

/s/ Klaus Eldrup-Jørgensen, M.D. Klaus Eldrup-Jørgensen, M.D.	Director	January 4, 2011

/s/ Philip J. Young Philip J. Young	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	January 4, 2011

/s/ Enda Kenny, Ph.D. Enda Kenny, Ph.D.	Director	January 4, 2011

/s/ David O’Flynn David O’Flynn	Director	January 4, 2011